Exhibit 32.1

CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Menlo Therapeutics Inc. (the “Company”), for the quarterly period ended March 31, 2019 as filed with the Securities and Exchange Commission (the “Report”), I, Steven Basta, President and Chief Executive Officer and principal executive officer, hereby certify as of the date hereof, solely for purposes of 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: May 2, 2019

/s/ Steven Basta

Steven Basta

Principal Executive Officer

CERTIFICATION BY THE PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Menlo Therapeutics Inc. (the “Company”), for the quarterly period ended March 31, 2019 as filed with the Securities and Exchange Commission (the “Report”), I, Kristine Ball, Chief Financial Officer and principal financial officer, hereby certify as of the date hereof, solely for purposes of 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: May 2, 2019

/s/ Kristine Ball

Kristine Ball

Principal Financial Officer